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                                 EXHIBIT 23.02


                      CONSENT OF COOPERS & LYBRAND L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-12573) of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of and for the years ended November 30, 1995 and 1994. We also consent to the references to our firm under the captions "Selected Financial Data of BRI," "Accounting Treatment" and "Experts."






                                        COOPERS & LYBRAND L.L.P.



Rockville, Maryland
October 11, 1996